QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.           )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VISTA GOLD CORP.
(Name of Registrant As Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VISTA GOLD CORP.

NOTICE OF MEETING
AND
MANAGEMENT INFORMATION
AND PROXY CIRCULAR

for the
Annual General Meeting
to be held on

Monday, May 5, 2008

The attached Notice of Meeting, Management Information and Proxy Circular, and form of proxy and notes thereto for the Meeting are first being sent to shareholders of the Corporation on or about April 4, 2008.

        March 14, 2008

         Dear shareholder:

        It is my pleasure to invite you to attend the annual general meeting of shareholders to be held on Monday, May 5, 2008 at 10:00 a.m., Vancouver time, at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada. If you are unable to attend this meeting in person, please complete, date, sign and return the enclosed form of proxy to ensure that your vote is counted.

        The Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the meeting, together with a reply card for use by shareholders who wish to receive the Corporation's annual and interim financial statements, are enclosed. These documents contain important information and I encourage you to read them carefully.

Yours truly,

Michael B. Richings Executive Chairman and Chief Executive Officer

i

VISTA GOLD CORP.

NOTICE OF MEETING

         NOTICE IS HEREBY GIVEN THAT the 2008 annual general meeting (the "Meeting") of the shareholders of Vista Gold Corp. (the "Corporation") will be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on Monday, May 5, 2008 at 10:00 a.m., Vancouver time, for the following purposes:

  1.
  to receive the annual report to shareholders and the consolidated financial statements of the Corporation, together with the auditor's report thereon, for the fiscal year ended December 31, 2007;

  2.
  to elect directors to hold office until the next annual general meeting;

  3.
  to appoint PricewaterhouseCoopers LLP, Chartered Accountants, as auditor to hold office until the next annual general meeting at a remuneration to be fixed by the Board of Directors through the Audit Committee; and

  4.
  to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Accompanying this Notice of Meeting are (i) a Management Information and Proxy Circular, (ii) a form of proxy and notes thereto, and (iii) a reply card for use by shareholders who wish to receive the Corporation's annual and interim financial statements.

        If you are a registered shareholder of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy for the Meeting and deposit it with Computershare Investor Services Inc. by mail at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department or by facsimile at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international), before 4:30 p.m., Toronto time, on Thursday, May 1, 2008, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting.

        If you are a non-registered shareholder of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

        This Notice of Meeting, the Management Information and Proxy Circular, the form of proxy and notes thereto for the Meeting, and the reply card are first being sent to shareholders of the Corporation on or about April 4, 2008.

        DATED at Littleton, Colorado, this 14th day of March, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Michael B. Richings Executive Chairman and Chief Executive Officer

ii

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i
NOTICE OF MEETING	ii
MANAGEMENT INFORMATION AND PROXY CIRCULAR
Particulars of Matters to be Acted Upon	1
Information About Proxies	6
Voting by Beneficial Shareholders	7
Securities Entitled to Vote	8
Ownership of the Corporation's Common Shares	9
Quorum	10
Corporate Governance	10
Compensation Committee Report on Executive Compensation	15
Securities Reserved For Issuance Under Equity Compensation Plans	25
Indebtedness of Directors and Senior Officers	25
Director and Officer Liability Insurance	25
Interest of Certain Persons in Material Transactions and Matters to be Acted Upon	26
Review, Approval or Ratification of Transactions with Related Parties	26
Management Contracts	27
Shareholder Proposals	27
Other Matters	27
Dissenters' Rights of Appraisal	27
Section 16(a) Beneficial Ownership Reporting Compliance	27
Additional Information and Availability of Documents	28
Multiple Shareholders Sharing the Same Address	28
Board of Directors Approval	29

MANAGEMENT INFORMATION AND PROXY CIRCULAR

        This Management Information and Proxy Circular ("Information Circular") is furnished in connection with the solicitation by the management of Vista Gold Corp. (the "Corporation") of proxies to be voted at the annual general meeting (the "Meeting") of the shareholders of the Corporation ("shareholders") to be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on Monday, May 5, 2008 at 10:00 a.m., Vancouver time, for the purposes set forth in the accompanying Notice of Meeting.

        It is anticipated that this Information Circular and the accompanying form of proxy will be first mailed to shareholders on or about April 4, 2008. Unless otherwise stated, the information contained in this Information Circular is given as at March 14, 2008.

        The executive office of the Corporation is located at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado, USA, 80127 and its telephone number is (720) 981-1185. The registered and records office of the Corporation is located at 200 - 204 Lambert Street, Whitehorse, Yukon Territory, Canada, Y1A 3T2.

        Advance notice of the Meeting was published in The Globe and Mail newspaper on March 3, 2008 and in the Whitehorse Star newspaper on March 11, 2008.

        All references to currency in the Information Circular are in United States dollars, unless otherwise indicated.

        Information regarding the proxies solicited by management in connection with the Meeting is set out below under "Information About Proxies".

Particulars of Matters to be Acted Upon

Election of Directors

        The directors of the Corporation are elected at each annual general meeting and hold office until the close of the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (Yukon). Management proposes to nominate each of the following six persons for election as a director of the Corporation. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the absence of instructions to the contrary, the enclosed form of proxy will be voted for the nominees listed below.

Name, Residence, Position and Age	Principal Occupation, Business or Employment(1)	Director Since	Number of Shares Held(2)
JOHN M. CLARK(3)(4)(5) Toronto, Ontario, Canada Director Age—52	Chartered Accountant; President of Investment and Technical Management Corp., a firm engaged in corporate finance and merchant banking, from February 1999 to present. Also, a director of Marketvision Direct, Inc., director of Alberta Clipper Energy Inc. and CFO and a director of Polaris Geothermal Inc., a renewable energy company.	May 18, 2001	67,680	(6)

W. DURAND EPPLER(3)(4)(5) Denver, Colorado, USA Director Age—54	Businessman; Chief Executive Officer and a director of Coal International PLC, a coal mining company, from July 2005 to present; a director of Allied Nevada Gold Corp., Northern Energy and Mining Inc. and of Augusta Resource Corporation. President of New World Advisors, a consulting company, from August 2004 to present; President and Chief Executive Officer of Sierra Partners, LLC from March 2005 to present; formerly a Vice President of Newmont Mining Corporation, a gold mining company, from 1995 to 2004 serving as Vice President of Newmont Capital, Ltd. from April 2002 to August 2004 and Vice President of Corporate Development from January 2001 to March 2002.	October 13, 2004	51,228	(7)
C. THOMAS OGRYZLO(3)(4)(5) San Jose, Costa Rica Director Age—68	Businessman; President, Chief Executive Officer and a director of Polaris Geothermal Inc., a TSX listed renewable energy company, from 2003 to present; President and Chief Executive Officer of Canatec Development Corporation, a resource management company, from January 2000 to 2003; President and Chief Executive Officer of Black Hawk Mining Inc. and its subsidiary Triton Mining Corporation, both gold mining companies, from July 1997 to January 2000. A director of Tiomin Resources Inc., Baja Mining Corp. and Birim Goldfields Inc.	March 8, 1996	98,635	(10)

TRACY A. STEVENSON(3)(4)(5) Sandy, Utah, USA Director Age—57	Accountant, Businessman; Director of Quaterra Resources Inc. since June 2007 and non-executive chairman since January 2008; Global Head of Business Process Improvement from December 2000 to January 2006 and Global Head of Information Systems from February 2006 to May 2007 at Rio Tinto PLC, a major mining company; and formerly Executive Vice President, CFO and a director of Comalco Ltd. from 1977 to 2000, and CFO and a director of Kennecott Corporation from 1993 to 1997.	November 6, 2007	37,500	(6)
MICHAEL B. RICHINGS Port Ludlow, Washington, USA Director, Executive Chairman and Chief Executive Officer Age—63	Executive Chairman and Chief Executive Officer of the Corporation from November 2007 to present; Chief Executive Officer of the Corporation from August 2007 to November 2007; President and Chief Executive Officer of the Corporation from May 2004 until July 2007; and formerly, President and Chief Executive Officer of the Corporation from June 1995 to September 2000; retired from the Corporation September 2000 to May 2004 (continued as a director of the Corporation and served as consultant to mining industry during that period). Also, a director of Allied Nevada Gold Corp. and Zaruma Resources Inc.	May 1, 1995	306,654	(9)

FREDERICK H. EARNEST Parker, Colorado, USA Director, President and Chief Operating Officer Age—46	President and Chief Operating Officer of the Corporation from August 2007 to present; Senior Vice President, Project Development of the Corporation from September 2006 to August 2007; formerly the President of Pacific Rim Salvador, S.A. de C.V. from June 2004 to September 2006, a mining company and General Manager and Legal Representative of Compania Minera Dayton from April 1998 to June 2004, a mining company, both companies are subsidiaries of Pacific Rim Mining Corp.	November 6, 2007	146,349	(8)

(1)
Includes occupations for the five preceding years.

(2)
In accordance with Rule 13d-3(d)(1) under the United States Securities Exchange Act of 1934, as amended, the applicable ownership total for each person is based on the number of common shares in the capital of the Corporation ("Common Shares") held by such person as of the date of this Information Circular, plus any securities held by such person exercisable for or convertible into Common Shares within 60 days after the date of this Information Circular.

(3)
Member of Compensation Committee.

(4)
Member of Audit Committee.

(5)
Member of Corporate Governance Committee.

(6)
Represents Common Shares which may be acquired upon the exercise of immediately exercisable options.

(7)
Includes 16,744 Common Shares of the Corporation and 34,484 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(8)
Includes 1,500 Common Shares of the Corporation and 144,849 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(9)
Includes 87,397 Common Shares of the Corporation and 219,257 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(10)
Includes 45,182 Common Shares of the Corporation and 53,453 Common Shares which may be acquired upon the exercise of immediately exercisable options.

        The information as to the residence, principal occupation and number of Common Shares owned by the nominees listed in the above table is not within the knowledge of the management of the Corporation, and has been furnished by the individual appointees as of March 14, 2008.

        There are no family relationships among any of the above directors of the Corporation. No directors of the Corporation are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934 (the "Exchange Act") (or which otherwise are required to file periodic reports under the Exchange Act) except for Michael B. Richings who is a director of Allied Nevada Gold Corp., W. Durand Eppler who is a director of Allied Nevada Gold Corp. and Augusta Resource Corporation, and Tracy A. Stevenson who is a director of Quaterra Resources Inc.

        None of the above directors has entered into any arrangement or understanding with any other person pursuant to which he was, or is to be, elected as a director of the Corporation or a nominee of any other person.

        Additional information regarding the various committees of the Board of Directors, and the attendance of each director at meetings of the Board of Directors and its committees held during 2007, is set out below under "Corporate Governance".

Appointment of Auditor

        Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the re-appointment of PricewaterhouseCoopers LLP, Chartered Accountants, of Vancouver, British Columbia, as the auditor of the Corporation to hold office until the close of the next annual general meeting of the Corporation or until a successor is appointed. It is proposed that the remuneration to be paid to the auditor be fixed by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP (then Coopers & Lybrand) was first appointed the auditor of the Corporation on June 28, 1985.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from persons present at the Meeting. If representatives of PricewaterhouseCoopers LLP are present at the Meeting, the Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

Fees Paid to Auditor and their Independence from the Corporation

        The Corporation retained PricewaterhouseCoopers LLP to provide services which were billed for the years ended December 31, 2007 and 2006 in the following categories and amounts:

(in Canadian dollars)	2007	2006
Audit Fees(1)	$272,103	$378,500
Audit Related Fees(2)	0	0
Tax Fees(3)	$191,709	$158,556
All Other Fees(4)	0	0
Totals	$463,812	$537,056

(1)
"Audit Fees" represent fees for the audit of the Corporation's consolidated annual financial statements, review of the Corporation's interim financial statements, and review in connection with regulatory financial filings.

(2)
"Audit Related Fees" represent fees for assistance with the application of accounting and financial reporting standards.

(3)
"Tax Fees" represent fees for tax compliance, tax consulting and tax planning.

(4)
For 2007 and 2006, no other fees were paid for legal compliance and business practice reviews, financial information systems design and implementation, or internal audit co-sourcing services.

        The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance of all particular engagements for services provided by the Corporation's independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2007 were pre-approved by the Audit Committee. The Audit Committee reviews with PricewaterhouseCoopers LLP whether the non-audit services to be provided are compatible with maintaining the auditor's independence. The Board has determined that fees paid to the independent auditors for non-audit services in any year will not exceed the fees paid for audit services during the year. Permissible non-audit services will be limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans.

Information About Proxies

Solicitation of Proxies

        The solicitation of proxies by management of the Corporation will be made primarily by mail but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Corporation. While no arrangements have been made to date, the Corporation may contract for the solicitation of proxies for the Meeting. Such arrangements would include customary fees which would be borne by the Corporation.

Appointment of Proxyholder

        The persons named in the enclosed form of proxy for the Meeting are officers of the Corporation and nominees of management. A registered shareholder has the right to appoint some other person or company, who need not be a shareholder, to represent such registered shareholder at the Meeting by inserting that other person's name in the blank space provided. If a registered shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote either "For" or "Withhold" from voting on a matter or matters with respect to which an opportunity to specify how the Common Shares registered in the name of such registered shareholder shall be voted, the proxy shall be voted "For" such matter or matters.

        The instrument appointing a proxyholder must be in writing and signed by the registered shareholder, or such registered shareholder's attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized officer, or attorney, of such corporation. An undated but executed proxy will be deemed to be dated the date of the mailing of the proxy. In order for a proxy to be valid, a registered shareholder must:

  (a)
  sign and print his or her name on the lines specified for such purpose at the bottom of the form of proxy; and

  (b)
  return the properly executed and completed form of proxy:

  (i)
  by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Computershare Investor Services Inc., or

  (ii)
  by faxing it to Computershare Investor Services Inc. at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international),

    to be received by 4:30 p.m., Toronto time, on Thursday, May 1, 2008, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting, unless the Chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

Revocation of Proxy

        A registered shareholder may revoke a proxy by delivering an instrument in writing executed by such registered shareholder or by the registered shareholder's attorney authorized in writing or, where the registered shareholder is a corporation, by a duly authorized officer or attorney of such corporation, either to the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof and before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner permitted by law.

Voting of Proxies

        A registered shareholder may direct the manner in which his or her Common Shares are to be voted or withheld from voting in accordance with the instructions of the registered shareholder by marking the form of proxy accordingly. The management nominees designated in the enclosed form of proxy will vote the Common Shares represented by proxy in accordance with the instructions of the registered shareholder on any resolution that may be called for and if the registered shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the Common Shares represented by a proxy given to management will be voted "For" the resolution. If more than one direction is made with respect to any resolution, such Common Shares will similarly be voted "For" the resolution.

Exercise of Discretion by Proxyholders

        The enclosed form of proxy when properly completed and delivered and not revoked, confers discretionary authority upon the proxyholders named therein with respect to amendments or variations of matters identified in the accompanying Notice of Meeting, and other matters not so identified which may properly be brought before the Meeting. At the date of this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. If any amendment or variation or other matter comes before the Meeting, the persons named in the proxy will vote in accordance with their judgement on such amendment, variation or matter.

Voting by Beneficial Shareholders

        The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

        Persons who hold Common Shares through their brokers, agents, trustees or other intermediaries (such persons, "Beneficial Shareholders") should note that only proxies deposited by registered shareholders whose names appear on the share register of the Corporation may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Corporation. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of "CDS & Co.", the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of "Cede & Co.", the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.

        Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as "NOBOs". Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Corporation are referred to as "OBOs". In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has elected to send the Notice of Meeting, this Information Circular, the form of proxy and the reply card (collectively, the "Meeting Materials") indirectly through intermediaries to all of the Beneficial Shareholders. The intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to each Beneficial Shareholder, unless the Beneficial Shareholder has waived the right to receive them.

        Intermediaries will frequently use service companies to forward the Meeting Materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting Materials will either:

  (a)
  be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc.; or

  (b)
  more typically, be given a voting instruction form ("VIF") which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

        VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

        Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

        Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their Common Shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

        The Meeting Materials are being sent to both registered shareholders and Beneficial Shareholders of Common Shares. If you are a Beneficial Shareholder, and the Corporation or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary on your behalf.

Securities Entitled to Vote

        As of March 14, 2008, the authorized share capital of the Corporation consists of an unlimited number of Common Shares, of which 34,414,799 Common Shares are issued and outstanding. Every shareholder who is present in person and entitled to vote at the Meeting shall have one vote on a show of hands and on a poll shall have one vote for each Common Share of which the shareholder is the registered holder, and such shareholder may exercise such vote either in person or by proxy.

        The Board of Directors of the Corporation has fixed the close of business on March 24, 2008 as the record date for the purpose of determining the shareholders entitled to receive notice of the Meeting, but the failure of any shareholder to receive notice of the Meeting does not deprive such shareholder of the entitlement to vote at the Meeting. Every registered shareholder of record at the close of business on March 24, 2008 who personally attends the Meeting will be entitled to vote at the Meeting or any adjournment or postponement thereof, except to the extent that:

  (a)
  such shareholder has transferred the ownership of any of his or her Common Shares after March 24, 2008; and

  (b)
  the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares, and demands, not later than 10 days before the Meeting, that his or her name be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee is entitled to vote those Common Shares at the Meeting.

Ownership of the Corporation's Common Shares

Ownership by Management

        The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Shares, as of March 14, 2008, by (i) each of the Corporation's executive officers and directors and (ii) the Corporation's executive officers and directors, as a group.

Name and Position(1)	Common Shares Beneficially Owned		Percentage of Class(2)
JOHN M. CLARK Director	67,680	(3)	*
W. DURAND EPPLER Director	51,228	(5)	*
C. THOMAS OGRYZLO Director	98,635	(7)	*
TRACY A. STEVENSON Director	37,500	(3)	*
MICHAEL B. RICHINGS Executive Chairman, Chief Executive Officer and Director	306,654	(6)	*
FREDERICK H. EARNEST President, Chief Operating Officer, and Director	146,349	(4)	*
GREGORY G. MARLIER Chief Financial Officer	96,393	(3)	*
HOWARD M. HARLAN Vice President, Business Development	76,649	(3)	*
All executive officers and directors as a group (8 persons)	881,088		2.56%

*
Represents less than 1% of the outstanding Common Shares.

(1)
The address of each of the persons listed is c/o Vista Gold Corp., 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127.

(2)
In accordance with Rule 13d-3(d)(1) under the United States Securities Exchange Act of 1934, as amended, the applicable percentage of ownership for each person is based on 34,414,799 Common Shares outstanding as of March 14, 2008, plus any securities held by such person exercisable for or convertible into Common Shares within 60 days after the date of this Information Circular.

(3)
Represents Common Shares which may be acquired upon the exercise of immediately exercisable options.

(4)
Includes 1,500 Common Shares of the Corporation owned currently and 144,849 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(5)
Includes 16,744 Common Shares of the Corporation owned currently and 34,484 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(6)
Includes 87,397 Common Shares of the Corporation owned currently and 219,257 Common Shares which may be acquired upon the exercise of immediately exercisable options.

(7)
Includes 45,182 Common Shares of the Corporation owned currently and 53,453 Common Shares which may be acquired upon the exercise of immediately exercisable options.

Ownership by Principal Shareholders

        To the Corporation's knowledge, no person beneficially owns more than five percent (5%) of the Corporation's outstanding Common Shares as of March 14, 2008.

        The Corporation has no charter or by-law provisions that would delay, defer or prevent a change in control of the Corporation.

Quorum

        Under By-Law No. 1 of the Corporation, the quorum for the transaction of business at the Meeting is two shareholders present in person or by proxy.

        Directors will be elected by a plurality of the votes cast by shareholders who vote in person or by proxy at the Meeting.

        Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of these matters, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of these matters and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

Corporate Governance

        The Corporation's Board of Directors and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Corporation. Effective June 30, 2005, the Canadian Securities Administrators implemented National Policy 58-201—Corporate Governance Guidelines and National Instrument 58-101—Disclosure of Corporate Governance Practices ("NI 58-101") in each of the provinces and territories of Canada. The American Stock Exchange (the "AMEX") has also established guidelines for effective corporate governance (the "AMEX Listing Standards"). The Board of Directors is of the view that the Corporation's system of corporate governance meets or exceeds the majority of each of these sets of guidelines and requirements.

Board of Directors

        The present Board of Directors consists of six directors, four of whom qualify as unrelated directors who are "independent" within the meaning of NI 58-101 and the AMEX Listing Standards and free from any interest or business relationship which could, or could be perceived to, materially interfere with their ability to act in the best interests of the Corporation. The majority of the members of the Board of Directors are independent. John M. Clark, W. Durand Eppler, C. Thomas Ogryzlo and Tracy A. Stevenson are considered to be independent members of the Board of Directors. Michael B. Richings and Frederick H. Earnest are related directors because of their management positions with the Corporation. Robert A. Quartermain, who resigned as a Director of the Corporation effective November 6, 2007, had qualified during 2007 as an unrelated director who was "independent" within the meaning of NI 58-101 and the AMEX Listing Standards.

        The Executive Chairman of the Board of Directors is Michael B. Richings, who is not an independent director. All of the independent directors are members of the Audit Committee, the Compensation Committee and the Corporate Governance Committee, which meet regularly without management present and each committee is chaired by an independent director. Accordingly, the Board of Directors believes there is adequate leadership of the independent directors and that it is currently unnecessary to appoint a lead director.

        The Board of Directors believes that adequate structures and processes are in place to facilitate the functioning of the Board of Directors independently of the Corporation's management. The Audit

Committee, the Compensation Committee and the Corporate Governance Committee are entirely composed of independent directors. The independent directors met together nine times during 2007. The regularly scheduled committee meetings give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance. In addition, the Board of Directors meets periodically with the Corporation's auditor without management present.

        A number of directors of the Corporation hold directorships with other issuers. Details of those other directorships can be found above in the table under the heading "Particular Matters to be Acted Upon—Election of Directors".

        The meeting attendance for the year ended December 31, 2007 is summarized in the table below:

Director	Board Meetings (Attended/Held)		Committee Meetings (Attended/Held)
John M. Clark	5/5		9/9
W. Durand Eppler	5/5		9/9
C. Thomas Ogryzlo	5/5		9/9
Robert A. Quartermain	2/3	(1)	n/a
Michael B. Richings	5/5		n/a
Tracy A. Stevenson	2/2	(2)	1/2	(2)
Frederick H. Earnest	2/2	(2)	n/a

(1)
Robert Quartermain resigned as a director effective November 6, 2007, and as a result, there were only three meetings held in 2007 while he was a director.

(2)
Tracy A. Stevenson and Frederick H. Earnest were appointed to the board on November 6, 2007 and as a result, there were only two meetings held in 2007 while they were members of the board of directors.

        The Chief Executive Officer of the Corporation and the President and Chief Operating Officer of the Corporation are required to attend the Annual General Meeting; attendance by other directors is discretionary. Messrs. Eppler, Earnest and Richings attended the 2007 Annual General Meeting.

Board Mandate

        Pursuant to the Yukon Business Corporations Act, the Board of Directors is required to manage or supervise the management of the affairs and business of the Corporation. The Board of Directors has adopted a written mandate, which defines its stewardship responsibilities in light of this statutory obligation. Under this mandate, the directors' principal responsibilities are to supervise and evaluate management, to oversee the conduct of the business, to set policies appropriate for the business and to approve corporate strategies and goals. In addition, the Board of Directors has also specifically assumed responsibility for succession planning and monitoring senior management, the Corporation's communications policy, and the integrity of the Corporation's internal control and management information systems. In carrying out these responsibilities, the Board of Directors is entitled to place reasonable reliance on management. The mandate and responsibilities of the Board of Directors are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Corporation and providing ongoing benefit to the shareholders.

Position Descriptions

        The Board of Directors has not developed written position descriptions for the chair of the Board of Directors, the chair of each committee, or the Chief Executive Officer. Accordingly, the roles and responsibilities of those positions are currently delineated on the basis of customary practices. The Board of Directors intends to develop written position descriptions that will formally delineate the respective roles and responsibilities of these positions.

        The chair of each committee of the Board of Directors is identified below under the heading "Committees of the Board of Directors and Meetings".

Orientation and Continuing Education

        New Board members receive a director's orientation regarding the role of the Board of Directors, its committees and the directors, as well as, the nature and operations of the Corporation's business. As well, presentations are given, from time to time, to the Board of Directors on legal and other matters applicable to the Corporation and directors' duties.

Ethical Business Conduct

        On December 19, 2003, the Board of Directors adopted a Code of Business Conduct and Ethics (the "Code of Ethics"), which has the fundamental principles of honesty, loyalty, fairness, forthrightness and use of common sense in general. An integral part of the Code of Ethics is to manage the Corporation with full transparency, and in the best interests of the shareholders and other stakeholders of the Corporation. The Code of Ethics is available on the Corporation's website at www.vistagold.com and on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. The Code of Ethics applies to all directors, officers and employees, including the principal executive, financial and accounting officers. The Board of Directors, through the Corporate Governance Committee, is responsible for monitoring compliance with the Code of Ethics. The Corporate Governance Committee reviews with management any issues with respect to compliance with the Code of Ethics.

        The Board of Directors ensures, through the Corporate Governance Committee, that the directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest. The Code of Ethics sets out the procedure with respect to reporting conflicts of interest. Actual or potential conflicts of interests are reported to the Chair of the Corporate Governance Committee. Members of the Corporate Governance Committees are required to be particularly vigilant in reviewing and approving conflicts of interests.

Committees of the Board of Directors

        During fiscal 2007, there were three standing committees of the Board of Directors: the Audit Committee; the Corporate Governance Committee; and the Compensation Committee, each described below. Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent. All of the directors on each committee are "independent" within the meaning of the NI 58-101 and the AMEX Listing Standards.

Audit Committee

        The Audit Committee is chaired by John M. Clark. Its other members as of the date of this Information Circular are W. Durand Eppler, C. Thomas Ogryzlo and Tracy A. Stevenson. Each member of the Audit Committee is "independent" within the meaning of the AMEX Listing Standards and National Instrument 52-110—Audit Committees. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002, the Board of Directors has identified John M. Clark as the "Audit Committee Financial Expert". The Audit Committee, under the guidance of the Audit Committee Charter approved by the

Board of Directors, assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial statements, reports and other information provided to shareholders, regulators and others, (ii) the independent auditor's qualifications, independence and performance, (iii) the internal controls that management and the Board of Directors have established, and (iv) the audit, accounting and financial reporting processes generally. A copy of the Audit Committee Charter is available on the Corporation's website at www.vistagold.com. The Audit Committee met four times during the fiscal year ended December 31, 2007. Additional information about the Audit Committee is contained below under the heading "Audit Committee Report".

Corporate Governance Committee

        The Corporate Governance Committee is chaired by C. Thomas Ogryzlo. Its other members as of the date of this Information Circular are John M. Clark, W. Durand Eppler and Tracy A. Stevenson. The Corporate Governance Committee's functions are to review the Corporation's governance activities and policies and to review, approve and monitor related party transaction involving the Corporation and also to review proposed nominees for the Board of Directors. The Corporate Governance Committee met once during the fiscal year ended December 31, 2007.

        The Corporate Governance Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices and compensation for directors. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of the Corporation and its shareholders; a willingness to devote the extensive time necessary to fulfill a director's duties; the ability to contribute to the diversity of perspectives present in board deliberations; and an appreciation of the role of the corporation in society. The Committee considers candidates meeting these criteria who are suggested by directors, management, shareholders and search firms hired to identify and evaluate qualified candidates. From time to time the Committee recommends highly qualified candidates who are considered to enhance the strength, independence and effectiveness of the Board. Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Corporation or the Chairman of the Corporate Governance Committee. In addition, qualified persons may nominate directors at an annual general meeting. Persons qualified to make a nomination are either a shareholder entitled to vote at the meeting or a proxyholder with a proxy that specifically allows that proxyholder to nominate a director.

        The Corporate Governance Committee reviews the size of the Board of Directors annually. A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board of Directors believes that its present size effectively fulfils this goal. The size of the Board, at six members, is larger than last year but still allows the Board to react quickly in changing market conditions.

        The Corporation's Corporate Governance Committee Charter is available on the Corporation's website at www.vistagold.com.

Communications with the Board of Directors

        Shareholders may send communications to the Board, the Chairman, or one or more non-management directors by using the contact information provided on the Corporation's website under the headings "Corporate", "Governance" and "Contact the Corporation's Board". Shareholders also may send communications by letter addressed to the Chief Executive Officer of the Corporation at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127 or by contacting the Chief Executive Officer at (720) 981-1185. All communications addressed to the Chief Executive Officer will be received and reviewed by that officer. The receipt of concerns about the Corporation's accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Compensation Committee

        The Compensation Committee is chaired by W. Durand Eppler. Its other members as of the date of this Information Circular are John M. Clark, C. Thomas Ogryzlo and Tracy A. Stevenson. All of the directors serving on the Compensation Committee are "independent" within the meaning of NI 58-101 and the AMEX Listing Standards. The Compensation Committee's functions are to review and make recommendations regarding the Corporation's compensation policies and programs, as well as salary and benefit levels for individual executives, to the Board of Directors. The Board of Directors, in turn, gives final approval on compensation matters.

        The Compensation Committee meets at regularly scheduled times between meetings of the Board of Directors, and sometimes acts by unanimous written consent. The Compensation Committee met four times during the fiscal year ended December 31, 2007. The duties of the Compensation Committee are described in its charter, which is available on the Corporation's website at www.vistagold.com. The Compensation Committee Charter is reviewed annually by the Compensation Committee, in order to ensure continued compliance with its stated functions and policies.

Audit Committee Report

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2001, as amended from time to time, which is reviewed annually. Each member of the Audit Committee is "independent" within the meaning of the AMEX Listing Standards and National Instrument 52-110—Audit Committees. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002, the Board of Directors has identified John M. Clark as the "Audit Committee Financial Expert." A copy of the Audit Committee Charter is available on the Corporation's website at www.vistagold.com.

        The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation's independent accountants. The Audit Committee is responsible for recommending to the Board of Directors that the Corporation's financial statements be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2007. First, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP and received from PricewaterhouseCoopers LLP the letter required by Independence Standards Board Standard No. 1, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with the Corporation's management and PricewaterhouseCoopers LLP, the Corporation's audited consolidated balance sheets at December 31, 2007, and consolidated statements of income, cash flows and shareholders' equity for the fiscal year ended December 31, 2007. Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Corporation's financial statements be included in its 2007 Annual Report on Form 10-K.

Submitted on behalf of the Audit Committee
JOHN M. CLARK (Chairman) W. DURAND EPPLER C. THOMAS OGRYZLO TRACY A. STEVENSON

Compensation Committee Report on Executive Compensation

Compensation Discussion and Analysis

Compensation Program Objectives

        The Corporation's compensation policies and programs are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the success of the Corporation's business. These policies and programs are intended to attract and retain capable and experienced people. The Compensation Committee's role and philosophy is to ensure that the Corporation's compensation goals and objectives, as applied to the actual compensation paid to the Corporation's Chief Executive Officer and other executive officers, are aligned with the Corporation's overall business objectives and with shareholder interests.

        In addition to industry comparables and industry compensation surveys, the Compensation Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Corporation and its shareholders, overall financial and operating performance of the Corporation and the Compensation Committee's assessment of each executive's individual performance and contribution toward meeting corporate objectives. Superior performance is recognized through the Corporation's incentive policy.

Role of Executive Officers in Determining Compensation

        The Compensation Committee of the Board of Directors reviews and recommends compensation policies and programs to the Corporation, as well as salary and benefit levels for its executives. The President and Chief Operating Officer of the Corporation and the Executive Chairman and Chief Executive Officer of the Corporation may not be present during meetings of the Compensation Committee at which their compensation is being discussed. The Board of Directors makes the final determination regarding the Corporation's compensation programs and practices.

Elements of Our Compensation Program for Fiscal Year 2007

        The total compensation plan for executive officers is comprised of three components: base salary, an incentive payment and stock options. The Corporation does not presently have a long-term incentive plan for its Named Executive Officers (defined below). There is no policy or target regarding allocation between cash and non-cash elements of the Corporation's compensation program. The Compensation Committee reviews annually the total compensation package of each of the Corporation's executives on an individual basis, against the backdrop of the compensation goals and objectives described above, and makes recommendations to the Board of Directors concerning the individual components of their compensation.

Base Salary

        As a general rule for establishing base salaries, the Compensation Committee reviews competitive market data for each of the executive positions and determines placement at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. Salaries for our executive officers are normally reviewed annually to reflect external factors such as inflation as well as overall corporate performance and the results of internal performance reviews.

Incentive Payments

        The Corporation's incentive policy generally allows executive officers and management personnel to earn discretionary incentive payments based on a percentage of his or her base salary, which is based upon individual performance and the performance of the Corporation. All executive officers and management personnel participate in this policy, except Mr. Richings, the Executive Chairman and Chief Executive Officer of the Corporation and Mr. Earnest, the President and Chief Operating Officer of the Corporation who are entitled to earn a discretionary incentive payment in an amount determined annually by the Board of Directors.

        Following the end of each fiscal year, the Compensation Committee makes a recommendation to the Board of Directors regarding the appropriate incentive payments for the executive officers and management personnel. The Compensation Committee and the Board of Directors will consider the corporate goals established each year, the Corporation's performance relative to those goals and the ability of the Corporation to pay a bonus in making these determinations. In 2007, incentive payments totalling $119,170 were paid to executive officers of the Corporation.

Stock Options

        The Corporation's stock option plan (the "Stock Option Plan"), first adopted by the Corporation on November 1, 1996 is intended to emphasize management's commitment to the growth of the Corporation and the enhancement of shareholders' equity through, for example, improvements in operating results, resource base and share price increments.

        The Stock Option Plan provides for grants to directors, officers, employees and consultants of the Corporation, or its subsidiaries, of options to purchase Common Shares. Subject to applicable stock exchange requirements, the maximum number of Common Shares which may be reserved, set aside and made available for issue under, and in accordance with, the Stock Option Plan is a variable number equal to 10% of the total number of Common Shares issued and outstanding as of the date of the grant on a non-diluted basis. The maximum number of Common Shares that may be reserved for issuance to any individual under the Stock Option Plan is that number of Common Shares that is equivalent to 5% of the Common Shares issued and outstanding from time to time. Under the Stock Option Plan, options may be exercised by the payment in cash of the option exercise price to the Corporation. All options are subject to the terms and conditions of an option agreement entered into by the Corporation and each participant at the time an option is granted.

        The Stock Option Plan is administered by the Board of Directors which has full and final discretion to determine (i) the total number of optioned shares to be made available under the Stock Option Plan, (ii) the directors, officers, employees and consultants of the Corporation who are eligible to receive stock options under the Stock Option Plan ("Optionees"), (iii) the time when and the price at which stock options will be granted, (iv) the time when and the price at which stock options may be exercised, and (v) the conditions and restrictions on the exercise of options. Pursuant to the terms of the Stock Option Plan, the exercise price must not be less than the closing price of the Common Shares on either the AMEX or the Toronto Stock Exchange (the "TSX"), at the Board of Directors' discretion, on the day preceding the date of grant. Options become exercisable only after they vest in accordance with the respective stock option agreement and must expire no later than ten years from the date of grant. Options granted under the Stock Option Plan are non-transferable and non-assignable other than on the death of a Participant. An Optionee has no rights whatsoever as a shareholder in respect of unexercised options.

        Pursuant to the terms of our Stock Option Plan, if any Optionee ceases to be a director, officer or employee of the Corporation, or its subsidiaries, as a result of termination for "cause" (as defined in the Stock Option Plan), all unexercised options will immediately terminate. If an Optionee ceases to be a director, officer or employee of the Corporation, or its subsidiaries, or ceases to be a consultant to the Corporation, for any reason other than termination for cause, his or her options may be exercised up to, but not after, the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date of the option. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the options at any time up to, but not after, the earlier of 90 days from the date of death or the expiry date of such option.

Perquisites and Other Personal Benefits

        The Corporation's Named Executive Officers are not generally entitled to significant perquisites or other personal benefits not offered to our employees. The Corporation does sponsor a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which is described further under the heading "—Pension and Retirement Savings".

Compensation for our Named Executive Officers in 2007

        Our named executive officers for the fiscal year ended December 31, 2007 were Michael B. Richings (Executive Chairman and Chief Executive Officer), Frederick H. Earnest (President and Chief Operating Officer), Gregory G. Marlier (Chief Financial Officer) and Howard M. Harlan (Vice President, Business Development). Mr. Richings served as our President and Chief Executive Officer until July 30, 2007 at which time Mr. Earnest was appointed President and Chief Operating Officer with Mr. Richings remaining Chief Executive Officer. Mr. Richings was appointed to the additional position of Executive Chairman on November 6, 2007. Mr. Earnest, who served previously as Senior Vice President, Project Development, was appointed President and Chief Operating Officer effective August 1, 2007.

        The compensation of Mr. Richings, the Executive Chairman and Chief Executive Officer of the Corporation, is determined in the same manner as for other executive officers (as described above). Under the employment contract between the Corporation and Mr. Richings, Mr. Richings is entitled to receive a base salary, an annual discretionary incentive bonus, five weeks' vacation time and various minor perquisites. In addition, Mr. Richings is entitled to receive stock options under the Stock Option Plan. Mr. Richings received a cash bonus during 2007 totaling $50,000. Further details regarding the compensation received by Mr. Richings during 2007 are outlined under the heading "—Summary Compensation Table".

Effects of Regulatory Requirements on Executive Compensation

        Section 409A of the Code generally affects the granting of most forms of deferred compensation which were not earned and vested prior to 2005. Our compensation program is designed to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Code, and we anticipate that the Compensation Committee will continue to design and administer our compensation programs accordingly.

        Various rules under current generally accepted accounting practices impact the manner in which the Corporation accounts for grants of stock options to employees, including executive officers, on its financial statements. While the Compensation Committee reviews the effect of these rules (including SFAS 123(R)) when determining the form and timing of grants of stock options to the Corporations' employees, including executive officers, this analysis is not necessarily the determinative factor in any such decision regarding the form and timing of these grants.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is or has been an executive officer or employee of the Corporation or any of its subsidiaries or affiliates. No executive officer of the Corporation is or has been a director or a member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Corporation.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that this Compensation Discussion and Analysis be included in this Information Circular.

Submitted on behalf of the Compensation Committee
W. DURAND EPPLER (Chairman) JOHN M. CLARK C. THOMAS OGRYZLO TRACY A. STEVENSON

        The above filed report of the Compensation Committee will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934, each as amended, except to the extent that we specifically so incorporate the same be reference.

Summary Compensation Table

        The table below sets forth all compensation awarded to, paid to or earned by our President and Chief Operating Officer, Executive Chairman and Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers for the fiscal year indicated. These officers are referred to in this Information Circular as our "Named Executive Officers".

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards(1)(2) ($) (f)	All Other Compensation(3)(4) ($) (i)	Total ($) (j)
MICHAEL B. RICHINGS Executive Chairman and Chief Executive Officer(5)	2007 2006	214,958 165,992	50,000 46,250	248,395 27,179	9,417 6,650	522,770 246,071
FREDERICK H. EARNEST, President and Chief Operating Officer(6)	2007 2006	180,835 42,444	35,000 8,493	346,214 257,449	7,933 nil	569,982 308,386
GREGORY G. MARLIER, Chief Financial Officer	2007 2006	142,329 116,149	16,920 24,500	107,731 27,179	5,885 5,589	272,865 173,417
HOWARD M. HARLAN, Vice President, Business Development	2007 2006	101,787 97,762	17,250 20,000	61,793 27,179	4,940 3,767	185,770 143,708

(1)
All securities under option are for Common Shares of the Corporation. No stock appreciation rights are outstanding.

(2)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes for the Corporation's most recent financial year ended December 31, 2007, in accordance with FAS 123(R), of options granted pursuant to our Stock Option Plan. As a result, amounts shown include options granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 9 to the Corporation's audited financial statements for the financial year ended December 31, 2007, as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

(3)
Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the Named Executive Officers unless otherwise noted.

(4)
Represents the Corporation's contribution under the Corporation's Retirement Savings Plan, except where otherwise indicated. The executive officers of the Corporation participate in this plan on the same basis as all other employees of the Corporation. See "Pension and Retirement Savings Plans".

(5)
Mr. Richings served as President and Chief Executive Officer of the Corporation until July 30, 2007 at which time Mr. Earnest was appointed as President and Chief Operating Officer with Mr. Richings remaining as Chief Executive Officer. Mr. Richings was appointed to the additional position of Executive Chairman on November 6, 2007.

(6)
Mr. Earnest was Senior Vice President, Project Development of the Corporation from September 22, 2006 to July 31, 2007. On August 1, 2007, Mr. Earnest became President and Chief Operating Officer of the Corporation.

Grants of Plan Based Awards as at December 31, 2007 Table

        A summary of plan-based awards granted during the year ended December 31, 2007 to Named Executive Officers is set out in the table below. All grants are of stock options to acquire Common Shares of the Corporation.

Name (a)	Grant Date (b)	All Other Option Awards Number of Securities Underlying Options (#) (i)	Exercise or Base Price of Option Awards(1) ($/sh) (j)	Grant Date Fair Value of Stock and Option Awards (l)
MICHAEL B. RICHINGS Executive Chairman and Chief Executive Officer	7/30/07 11/06/07	75,000 60,000	4.58 7.45	4.60 7.28	(2)
FREDERICK H. EARNEST, President and Chief Operating Officer	7/30/07	100,000	4.58	4.60
GREGORY G. MARLIER, Chief Financial Officer	7/30/07	60,000	4.58	4.60
HOWARD M. HARLAN, Vice President, Business Development	7/30/07	30,000	4.58	4.60

(1)
Pursuant to the terms of the Corporation's Stock Option Plan, the exercise price for Common Shares underlying grants awarded under the Plan is not less than the closing market price of the Corporation's Common Shares on either the TSX or the AMEX as of the day prior to the date of the grant.

(2)
The exercise price of Mr. Richings' option grant was greater than the closing market price of the Corporation's Common Shares underlying the options the day prior to his grant.

        The reported high and low trading prices of the Corporation's Common Shares on the TSX and the AMEX for the 30 days prior to the date of the grants of the options referred to above are set out in the table below.

	Toronto Stock Exchange				American Stock Exchange
	High		Low		High	Low
June 17 to July 29, 2007	Cdn.$	5.94	Cdn.$	4.07	$5.59	$3.80
September 26 to November 5, 2007	Cdn.$	7.00	Cdn.$	4.12	$7.48	$4.21

Outstanding Equity Awards as at December 31, 2007 Table

        Except for the 87,397 options exercised by Michael B. Richings, there were no option exercises by any of the Named Executive Officers during the year ended December 31, 2007. No stock appreciation rights are outstanding.

        A summary of the number and the value of the outstanding equity awards at December 31, 2007 held by Named Executive Officers is set out in the table below.

Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
MICHAEL B. RICHINGS Executive Chairman and Chief Executive Officer	18,969 123,304 9,484 37,500 30,000	nil nil nil 37,500 30,000	3.10 2.95 6.84 4.58 7.45	12/18/08 11/08/09 07/30/11 07/29/12 11/05/12
FREDERICK H. EARNEST, President and Chief Operating Officer	94,849 50,000	nil 50,000	6.53 4.58	09/21/11 07/29/12
GREGORY G. MARLIER, Chief Financial Officer	56,909 9,484 30,000	nil nil 30,000	2.42 6.84 4.58	08/08/09 07/03/11 07/29/12
HOWARD M. HARLAN, Vice President, Business Development	23,712 9,484 18,969 9,484 15,000	nil nil nil nil 15,000	2.94 2.63 2.95 6.84 4.58	09/29/08 05/07/09 11/08/09 07/30/11 07/29/12

Option Exercises and Stock Vested as at December 31, 2007 Table

Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
MICHAEL B. RICHINGS Executive Chairman and Chief Executive Officer	87,397	170,094
FREDERICK H. EARNEST President and Chief Operating Officer	N/A	N/A
GREGORY G. MARLIER Chief Financial Officer	N/A	N/A
HOWARD M. HARLAN Vice President, Business Development	N/A	N/A

Pension and Retirement Savings Plans

        The Corporation sponsors a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Code, which is available to permanent US-based employees. Under the terms of this plan, the Corporation makes contributions of up to 4% of eligible employees' salaries. The Corporation has no plans to provide pension or other retirement benefits.

Nonqualified Deferred Compensation

        The Corporation has no plans that provide for deferred compensation to its executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

Executive Employment Agreements

        Employment Agreement with Michael B. Richings.    Michael B. Richings, Executive Chairman and Chief Executive Officer of the Corporation, has been engaged under an employment contract with the Corporation and Vista Gold (US), Inc., a wholly-owned subsidiary of the Corporation, effective January 1, 2005.

        Pursuant to the terms of his employment contract, Mr. Richings was to receive a base salary of $175,000 and annual discretionary incentive payments. On January 1, 2008, Mr. Richings' base salary was adjusted to $100,000 based on the change in his position with the Corporation. Grant of any such incentive payment shall be in the sole discretion of our Board of Directors and shall be earned only after grant thereof by the Board of Directors. Mr. Richings' eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Richings is also entitled to five weeks' vacation time and other benefits made available to our senior executive officers, including participation in any benefit plans and policies.

        Employment Agreement with Gregory G. Marlier.    Gregory G. Marlier, Chief Financial Officer of the Corporation, has been engaged under an employment contract dated June 1, 2004. Effective as of July 31, 2006, Mr. Marlier entered into a new agreement with the Corporation and Vista Gold (US) Inc., its wholly-owned subsidiary, pursuant to which Mr. Marlier will serve as Chief Financial Officer of the Corporation and of Vista Gold (US) Inc. Mr. Marlier's employment contract provides that it shall be subject to annual review after December 31, 2008.

        Pursuant to the terms of his employment contract, Mr. Marlier will receive an annual base salary of $122,500 and annual discretionary incentive payments up to a maximum amount of 15% of his base salary in any calendar year. On July 31, 2007, Mr. Marlier's base salary was increased to $141,000. Grant of any such incentive payment shall be in the sole discretion of our Board of Directors and shall be earned only after grant thereof by the Board of Directors. Mr. Marlier's eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Marlier is also eligible to receive other benefits made available to our senior executive officers, including participation in any benefit plans and policies.

        In addition, the Corporation granted to Mr. Marlier a five-year option to purchase 60,000 shares of our Common Stock in accordance with the Stock Option Plan. See "Executive Compensation—Outstanding Equity Awards at 2007 Fiscal Year End" for a description of vesting and other terms applicable to Mr. Marlier's option.

        Employment Agreement with Frederick H. Earnest.    Frederick H. Earnest has been engaged under an employment contract effective September 22, 2006, pursuant to which he was initially engaged to serve as Senior Vice President of Project Development of the Corporation and Vista Gold (US) Inc., its wholly-owned subsidiary. Effective as of August 1, 2007, Mr. Earnest serves as President and Chief Operating Officer of the Corporation and of Vista Gold (US) Inc. Mr. Earnest's employment contract provides that it shall be subject to annual review after December 31, 2008.

        Pursuant to the terms of his employment contract, Mr. Earnest will receive an annual base salary of $155,000 and annual discretionary incentive payments. On July 31, 2007, Mr. Earnest's salary was increased to $175,000 to reflect his new position. Grant of any such incentive payment shall be in the sole discretion of our Board of Directors and shall be earned only after grant thereof by the Board of Directors. Mr. Earnest's eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Earnest is also eligible to receive other benefits made available to our senior executive officers, including participation in any benefit plans and policies.

        In addition, the Corporation granted to Mr. Earnest a five-year option to purchase 100,000 shares of our Common Stock in accordance with the Stock Option Plan. See "Executive Compensation—Outstanding Equity Awards at 2007 Fiscal Year End" for a description of vesting and other terms applicable to Mr. Earnest's option.

        Employment Agreement with Howard M. Harlan.    Howard M. Harlan, Vice President, Business Development of the Corporation, has been engaged under an employment contract, effective July 31, 2006, with the Corporation and Vista Gold (US) Inc., its wholly-owned subsidiary. Mr. Harlan's employment contract provides that it shall be subject to annual review after December 31, 2008.

        Pursuant to the terms of his employment contract, Mr. Harlan will receive an annual base salary of $100,000 and annual discretionary incentive payments up to a maximum amount of 15% of his base salary in any calendar year. On July 31, 2007, Mr. Harlan's base salary was increased to $115,000. Grant of any such incentive payment shall be in the sole discretion of our Board of Directors and shall be earned only after grant thereof by the Board of Directors. Mr. Harlan's eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Harlan is also eligible to receive other benefits made available to our senior executive officers, including participation in any benefit plans and policies.

        In addition, the Corporation granted to Mr. Harlan a five-year option to purchase 30,000 shares of our Common Stock in accordance with the Stock Option Plan. See "Executive Compensation—Outstanding Equity Awards at 2007 Fiscal Year End" for a description of vesting and other terms applicable to Mr. Harlan's option.

        Mr. Harlan plans to retire on April 4, 2008. It is expected that Mr. Harlan will enter into a consulting agreement that will govern the terms of any ongoing services he may provide to the Corporation.

Payments Upon Termination or Change in Responsibilities

        Each of the employment agreements with the Named Executive Officers described above contain provisions which entitle them to payments following termination or alteration of their employment with the Corporation in certain circumstances, as described below.

        Under the terms of Mr. Richings employment contract, Mr. Richings may be terminated (i) by the Corporation without "just cause" (as defined below), provided that we continue to pay his base salary, currently equal to $100,000, for a period of 12 months following such termination, or (ii) by Mr. Richings for any reason upon 30 days' notice to the Corporation. In addition, in the event of a "substantial adverse change" (as defined below) in Mr. Richings' employment without cause, the Corporation must continue to pay his base salary, accrued vacation pay, employer contributions to his retirement savings plan and employer-paid benefits for a period of 12 months following the occurrence of such substantial adverse change. In the case of Mr. Richings' termination by the Corporation without cause or the occurrence of a substantial adverse change in his employment without cause, Mr. Richings may elect to receive a lump sum payment of $134,090, representing 12 months of salary, vacation pay, employer contribution to his retirement savings plan, and employer-paid benefits calculated based on current levels.

        As used in Mr. Richings' employment contract, "substantial adverse change" means (i) a material adverse change in any of his duties, powers, salary or benefits, or (ii) a diminution of his title, in each case as compared to the status of such matters at the effective date of his employment agreement.

        Pursuant to the terms of Mr. Marlier's employment contract, in the event of a "fundamental change" (as defined below) in his employment or termination of his employment without "just cause" (as defined below), Mr. Marlier will be entitled to continuation of his salary, accrued vacation pay, employer contributions to his retirement savings plan, and employer-paid benefits for six months after such fundamental change or termination (currently equal to $97,302). Alternatively, Mr. Marlier may elect to receive a lump sum payment of this amount.

        Pursuant to the terms of Mr. Earnest's employment contract, in the event of a "fundamental change" (as defined below) in Mr. Earnest's employment or termination of his employment by the Corporation without "just cause" (as defined below), Mr. Earnest will be entitled to continuation of his salary, accrued vacation pay, employer contributions to his retirement savings plan and employer-paid benefits for six months after such fundamental change or termination (currently equal to $116,073). Alternatively, Mr. Earnest may elect to receive a lump sum payment of this amount.

        Pursuant to the terms of Mr. Harlan's employment contract, in the event of a "fundamental change" (as defined below) in his employment, or termination of his employment by the Corporation without "just cause" (as defined below), Mr. Harlan will be entitled to continuation of his salary, accrued vacation pay, employer contributions to his retirement savings plan, and employer-paid benefits for six months after such fundamental change or termination (currently equal to $82,656). Alternatively, Mr. Harlan may elect to receive a lump sum payment of this amount.

        As used in each of the employment contracts with Messrs. Richings, Marlier, Earnest and Harlan, "just cause" includes any of their (i) failure to perform their respective duties in a satisfactory manner, as determined by our Board of Directors, (ii) death or permanent disability, (iii) breach of any fiduciary duty owed to the Corporation, or (iv) conviction in a criminal proceeding.

        As used in each of the employment contracts with Messrs. Marlier, Earnest and Harlan, "fundamental change" means (i) an adverse change in any of their duties, powers, salary or benefits, (ii) a diminution of their respective titles, or (iii) a change in the metropolitan area in which any of them is regularly required to carry out the terms of their respective employment, in each case as compared to the status of such matters as of the effective date of the applicable agreement.

        For a description of the treatment of outstanding options held by Named Executive Officers upon termination, see "—Compensation Discussion and Analysis—Stock Options".

        Other than as described above, the Corporation has no plan or arrangement in respect of compensation received or that may be received by Named Executive Officers to compensate such officers in the event of the termination of their employment, resignation or retirement, following a change of control of the Corporation, or in the event of a change in responsibilities following any such change of control.

Compensation of Directors

        The following table sets forth a summary of the compensation received by the directors of the Corporation during fiscal year ended December 31, 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d)	Total ($) (h)

JOHN CLARK	22,500	107,484	129,984
W. DURAND EPPLER	20,000	107,484	127,484
C. THOMAS OGRYZLO	20,000	107,484	127,484
ROBERT A. QUARTERMAIN	15,000	107,484	122,484
TRACY A. STEVENSON	5,000	255,191	260,191

        During fiscal year ended December 31, 2007, directors of the Corporation received a fee of $5,000 per quarter, except the Chair of the Audit Committee who was paid $5,625 per quarter. In addition, each director was granted options to purchase 50,000 Common Shares, except Tracy A. Stevenson who was granted options to purchase 75,000 Common Shares. All such options were granted pursuant to the Stock Option Plan and vest over a two-year period. The Corporation also reimburses directors for out-of-pocket expenses related to their attendance at meetings. No additional amounts were paid or are payable to directors of the Corporation for committee participation or special assignments.

        The total aggregate cash remuneration paid or payable by the Corporation and its subsidiaries during the financial year ended December 31, 2007 (i) to the directors of the Corporation, in their capacity as directors of the Corporation and any of its subsidiaries, was $82,500, and (ii) to the officers of the Corporation and any of its subsidiaries who received in their capacity as officers or employees of the Corporation aggregate remuneration in excess of Cdn.$150,000 was $969,818. This sum includes compensation paid to executive officers pursuant to the cash incentive plan of $119,170 and retirement savings plan of $28,175.

Securities Reserved For Issuance Under Equity Compensation Plans

        The following table sets out information relating to the Corporation's equity compensation plans as at December 31, 2007. The Corporation's only equity compensation plan is the Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise/conversion of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	1,540,213	$4.99	1,901,267
Equity compensation plans not approved by securityholders	N/A	N/A	N/A

Total	1,540,213	$4.99	1,901,267

Indebtedness of Directors and Senior Officers

        None of the directors, senior officers, nor any individual who was at any time during the most recently completed financial year a director or senior officer, nor any associates or affiliates of the foregoing persons is as of the date hereof indebted to the Corporation.

Director and Officer Liability Insurance

        The Corporation has purchased and maintains insurance in the amount of $10 million for the benefit of the directors and officers of the Corporation against liabilities incurred by such persons as directors and officers of the Corporation and its subsidiaries, except where the liability relates to such person's failure to act honestly and in good faith with a view to the best interests of the Corporation. The annual premium paid by the Corporation for this insurance in respect of the directors and officers as a group is $170,230. No premium for this insurance is paid by the individual directors and officers. The insurance contract underlying this insurance does not expose the Corporation to any liability in addition to the payment of the required premiums.

Interest of Certain Persons in Material Transactions and Matters to be Acted Upon

        Except as described below or otherwise described in this Information Circular, no director or executive officer of the Corporation who has served in such capacity since the beginning of the last financial year or any associate or affiliate of such person, and to the best of the knowledge of management of the Corporation, no person that has direct or indirect beneficial ownership of more than 5% of the issued Common Shares of the Corporation and no associate or affiliate of any such person, had any material interest, directly or indirectly, in any transaction within the past year, or in any proposed transaction, which has affected or would materially affect the Corporation or any of its subsidiaries or in any matter to be acted upon at the Meeting. Without limiting the generality of the foregoing, there have been no transactions since the beginning of the Corporation's last financial year, nor are there any currently proposed transactions, in which the Corporation was or is to be a participant and the amount involved exceeds $120,000, and in which any director, executive officer or other person as set forth in the preceding sentence, had or will have a direct or indirect material interest.

        On September 22, 2006 the Corporation entered in an arrangement and merger agreement among the Corporation, Allied Nevada and Carl and Janet Pesico (as amended, the "Arrangement Agreement"). Pursuant to the terms of the Arrangement Agreement certain directors and officers of the Corporation received new options of the Corporation and options of Allied Nevada. The terms of the Arrangement Agreement and the interest of any informed persons in the Arrangement Agreement are fully described in the management information and proxy circular of the Corporation dated October 11, 2006, which is available on the SEDAR database at www.sedar.com and on the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System at www.sec.com/edgar.shtml.

Review, Approval or Ratification of Transactions with Related Parties

        The Corporation has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of all transactions in which the Corporation is a participant and in which any of the Corporation's directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Corporation's proxy statement pursuant to SEC compensation disclosure requirements), as well as transactions in the ordinary course of business where the aggregate amount involved is expected to be less than $5,000. All related party transactions must be reported for review by the Corporate Governance Committee of the Board of Directors. Transactions deemed to be pre-approved are not required to be reported to the Committee, except that transactions in the ordinary course of business must be submitted to the Committee for review at its next following meeting.

        Following its review, the Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Corporation and its shareholders, taking into consideration whether they are on terms no less favorable to the Corporation than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance Committee may establish guidelines for the Corporation's management to follow in its ongoing dealings with the related person.

Management Contracts

        There are no management functions of the Corporation which are to any substantial degree performed by persons other than the directors, senior officers or managers of the Corporation. The Corporation has entered into employment agreements with each of Michael B. Richings, Executive Chairman and Chief Executive Officer, Gregory G. Marlier, Chief Financial Officer, Frederick H. Earnest, President and Chief Operating Officer and Howard M. Harlan, Vice President, Business Development, as set forth above under "Termination of Employment, Change in Responsibilities and Employment Contracts."

Shareholder Proposals

        Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual meeting of the Corporation is calculated in accordance with Rule 14a-8(e) of Regulation 14A to that Act. If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at the Corporation's principal executive offices not less than 120 calendar days before the date of the Corporation's management information and proxy circular released to the Corporation's shareholders in connection with the previous year's annual meeting. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. Accordingly, unless the date of the next annual meeting is changed by more than 30 days from the date of this year's meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual meeting of the Corporation will be December 5, 2008.

Other Matters

        Management of the Corporation knows of no other matters, which will be brought before the Meeting other than those set forth in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on those matters in accordance with the best judgement of the persons voting such proxies.

Dissenters' Rights of Appraisal

        No action is proposed herein for which the laws of the Yukon Territory, the Articles of Continuation or By-laws of the Corporation provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's Common Shares, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based solely on a review of such reports, the Corporation believes that all filing requirements applicable to the Corporation's officers, directors and holders of more than 10% of the Corporation's Common Shares were complied with during the 2007 fiscal year.

Additional Information and Availability of Documents

        The Corporation will provide to any person or corporation, upon request, one copy of any of the following documents:

  (a)
  the Corporation's latest Form 10-K or annual information form, together with any document, or the pertinent pages of any document, incorporated therein by reference;

  (b)
  the comparative financial statements and management's discussion and analysis of the Corporation for the Corporation's most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management's discussion and analysis of the Corporation subsequent to the financial statements for the Corporation's most recently completed financial year; and

  (c)
  this Information Circular.

        Copies of the above documents will be provided, upon request, by the Secretary of the Corporation at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada, V7X 1T2, free of charge to shareholders of the Corporation. The Corporation may require the payment of a reasonable charge from any person or corporation who is not a shareholder of the Corporation and who requests a copy of any such document. Financial information relating to the Corporation is provided in the Corporation's comparative financial statements and management's discussion and analysis for its most recently completed financial year. Additional information relating to the Corporation is on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

Multiple Shareholders Sharing the Same Address

        Recent changes in the regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Corporation and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Information Circular and accompanying materials for the 2008 Annual General Meeting, or the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, the shareholder may receive copies by contacting the President and Chief Executive Officer of the Corporation at (720) 981-1185, 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Corporation in the same manner. Persons holding shares through a broker can request a single copy by contacting the broker.

Board of Directors Approval

        The undersigned hereby certifies that the contents and sending of this Information Circular to the shareholders of the Corporation have been approved by the Board of Directors.

        DATED at Littleton, Colorado, this 14th day of March, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL B. RICHINGS Executive Chairman and Chief Executive Officer

Vista Gold Corp.	9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
Security Class
Holder Account Number

Fold

Form of Proxy - Annual General Meeting to be held on May 5, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every registered shareholder has the right to appoint some other person, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are is printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management or its agent to the holder.

5.
A registered shareholder may direct the manner in which his or her shares are voted or withheld from voting in accordance with the instructions of the registered shareholder, by marking the proxy accordingly. Where no choice is specified, or in the absence of certain instructions, the shares represented by this proxy will be voted FOR the resolutions.

Fold

6.
The shares represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the registered shareholder, on any ballot that may be called for and, if the registered shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.
This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Toronto Time, on Thursday, May 1, 2008 or not less than 48 hours (excluding Saturdays, Sundays and holidays) before any adjornment or postponement of the meeting.

+	+

Appointment of Proxyholder

The undersigned, a "Registered Shareholder" of Vista Gold Corp. (the "Company"): hereby appoint(s) Michael B. Richings, or failing him Gregory G. Marlier,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions or uncertain instructions have been given, as the proxyholder sees fit) and all other matters that may properly come before the annual general meeting of shareholders of Vista Gold Corp. to be held at offices of Borden Ladner Gervais LLP, 1200-200 Burrard Street, Vancouver, British Columbia on May 7, 2007 at 10:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1.    Election of Direcors
John M. Clark; W. Durand Eppler; C. Thomas Ogryzlo; Tracy A. Stevenson; Michael B. Richings, Frederick H. Earnest;

Fold

	For	Withhold
	☐	☐

2. Appointment of Auditors
	For	Withhold
Appointment of PricewaterhouseCoopers LLP as Auditors of the Company to hold office until the close of the next annual general meeting of the Company or until a successor is appointed and authorizing the Audit Committee to fix their remuneration.	☐	☐

Fold

Authorized Signature(s) — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

☐	0 3 8 3 3 9	A R 0	V G Z Q	+

QuickLinks

VISTA GOLD CORP. NOTICE OF MEETING
TABLE OF CONTENTS
MANAGEMENT INFORMATION AND PROXY CIRCULAR
Form of Proxy